EXHIBIT 99.1

NEWS RELEASE                        For immediate release
California Resources Corporation Announces Private Offering of $600 Million of Senior Unsecured Notes
Santa Clarita, California, January 13, 2021 – California Resources Corporation (NYSE: CRC) (the “Company”) announced today that, subject to market and other conditions, it intends to offer and sell to eligible purchasers $600 million in aggregate principal amount of senior unsecured notes due 2026 (the “Notes”). The Notes will be guaranteed by all of the Company’s existing subsidiaries that guarantee its revolving credit facility and certain future subsidiaries. The Company intends to use the net proceeds from this offering to repay in full its second lien term loan and repay all outstanding senior secured notes due 2027 previously issued by its wholly-owned subsidiary that indirectly owns all of the assets associated with its Elk Hills power plant and gas processing facilities, with the remainder to be used to repay a portion of the outstanding borrowings under its revolving credit facility.
The Notes have not been, and will not be, registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws and may not be offered or sold in the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and the rules promulgated thereunder and applicable state securities laws. The Notes will be offered only to persons reasonably believed to be qualified institutional buyers in reliance on Rule 144A under the Securities Act and non-U.S. persons in transactions outside the United States in reliance on Regulation S under the Securities Act.
This press release does not and shall not constitute an offer to sell or the solicitation of an offer to buy any Notes, nor shall there be any offer, solicitation or sale of Notes in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.
Forward-Looking Statement Disclosure
All statements, except for statements of historical fact, made in this release regarding activities, event or developments the Company expects, believes or anticipates will or may occur in the future, such as statements regarding the proposed offering and the intended use of proceeds, are forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended. All forward-looking statements speak only as of the date of this release. Although the Company believes that the plans, intentions and expectations reflected in or suggested by the forward-

looking statements are reasonable, there is no assurance that these plans, intentions or expectations will be achieved. Therefore, actual outcomes and results could materially differ from what is expressed, implied or forecast in such statements. Except as required by law, the Company expressly disclaims any obligation to and does not intend to publicly update or revise any forward-looking statements.
The Company cautions you that these forward-looking statements are subject to all of the risks and uncertainties incident to the Company’s business, most of which are difficult to predict and many of which are beyond the Company’s control. These risks include, but are not limited to, the risks described under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019 and its subsequently filed Quarterly Reports on Form 10-Q.
About California Resources Corporation
California Resources Corporation is the largest oil and natural gas exploration and production company in California. The Company operates its world-class resource base exclusively within the State of California, applying complementary and integrated infrastructure to gather, process and market its production. Using advanced technology, the Company focuses on safely and responsibly supplying affordable energy for California by Californians.

CRC Contacts:

Scott Espenshade (Investor Relations) (818) 661-6010 Scott.Espenshade@crc.com	Margita Thompson (Media) (818) 661-6005 Margita.Thompson@crc.com

Source: California Resources Corporation